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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) September 10, 1997


                         MDSI MOBILE DATA SOLUTIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     CANADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


     0-28968                                             NOT APPLICABLE
     ------------------------                  ---------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)


     135-10551 SHELLBRIDGE WAY
     RICHMOND, BRITISH COLUMBIA, CANADA                         V6X 2W9
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     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (604) 270-9939


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          (Former Name or Former Address, if Changed Since Last Report)


                                Page 1 of 6 Pages
                           Exhibit Index is on Page 4


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ITEM 5.  OTHER EVENTS.

        On September 10, 1997, the Registrant issued a press release announcing that it will take one-time charges against earnings in the third quarter ended September 30, 1997, principally relating to the restructuring of certain acquired operations and reflecting the increased cost estimates to complete certain legacy contracts acquired as part of the Spectronics Microsystems Limited ("Spectronics") acquisition. The Registrant anticipates the one-time charges will total approximately US$4.5 million.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MDSI MOBILE DATA SOLUTIONS INC.



     September 11, 1997                        By:  /s/ KENNETH R.MILLER
-----------------------------                     ----------------------------
          Date                                     Kenneth R. Miller, President


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                                  EXHIBIT INDEX


                                                                                Exhibit
                                                                                Appears at
                                                                                Sequentially
Exhibit        Description                                                      Numbered Page
-------        -----------                                                      -------------
99.1           News release dated September 10, 1997, entitled "MDSI to
               take one-time charges and discusses third quarter outlook"        6


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